UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

TAC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51340	20-2443085
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (203) 983-5276

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 29, 2006, TAC Acquisition Corp. (“TAC”) issued a press release announcing that the holders of a majority of the common stock of TAC entitled to vote at the special meeting of the stockholders held on December 29, 2006 voted against the proposal to consummate a business combination with AVIEL Systems, Inc. (“AVIEL”), as presented in the TAC proxy statement dated December 7, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

As a result, TAC and AVIEL have jointly determined to terminate the merger agreement by and among TAC, AVIEL and R. John Chapel, the sole shareholder of AVIEL.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated December 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006	TAC Acquisition Corp.

/s/ Saul B. Rosenthal
Saul B. Rosenthal President

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of TAC dated December 29, 2006